UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  May 8, 2013

Sutron Corporation
(Exact name of registrant as specified in its charter.)

Virginia	0-12227	54-1006352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22400 Davis Drive, Sterling Virginia 20164
(Address of principal executive offices) (Zip Code)

(703) 406-2800
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) As previously reported, at Sutron Corporation’s 2013 Annual Meeting of Stockholders held on May 8, 2013 (the “2013 Annual Meeting”) stockholders voted on a proposal related to the frequency of stockholder votes on named executive officer compensation (the “Proposal”).  At the 2013 Annual Meeting, a majority of the stockholders holding a majority of the shares voting on the Proposal voted, on an advisory basis, in favor of holding an advisory vote to approve named executive officer compensation every three years.  In line with this recommendation by the stockholders, Sutron Corporation’s Board of Directors has determined that an advisory stockholder vote on the compensation of its named executive officers will be included in its proxy materials every three years, until the next required vote on the frequency of stockholder vote on executive compensation, which will occur no later than Sutron Corporation’s 2019 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 23, 2013                                                   Sutron Corporation
(Registrant)

By /s/ Sidney C. Hooper
Sidney C. Hooper
Chief Financial Officer and Principal
Accounting Officer